UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C 20549

                              FORM 8-K



                       Current Report Pursuant to
                         Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)     April 10, 1996



                          First Entertainment, Inc.
          (Exact name of registrant as specified in its charter.)

           Colorado                 0-15435                     84-0974303
(State or other jurisdiction of   (Commission                 (I.R.S. Employer
incorporated or organization)      File No.)               Identification No.)

                    1380 Lawrence Street, Suite 1400
                        Denver, Colorado 80204
            (Address of principal executive offices zip code)


                              (303) 592-1235
          (Registrant's telephone number, including area code)




                             FORM 8-K

                          CURRENT REPORT
                  Pursuant to Section 13 or 15(d)
                   of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
             See Item 5

Item 2. Acquisition or Disposition of Assets.
             See Item 5

Item 3. Bankruptcy or Receivership.
             Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
             Not Applicable

Item 5. Other Events
             The Registrant has acquired certain assets from Balzac, Inc. ("Balzac"), a private company which manufactures and distributes toys, including a product line of toy balls. These assets consist of inventory and contract rights. These rights consist of the following: 1.Atlanta Distributorship for the Olympics; 2. Jason Carson Employment Agreement; 3. Interest in the Joseph Gabriel Secrets of Magic; 4. Distributor of Balzac, Inc. in Japan (Per Mitsui Agreement); 5. The World of Balzac animated TV show, as presently covered by the Second City Agreement; and, 6. Five additional Balzac venues, the locations to be determined by Balzac over the next 18 months.

             In exchange for the inventory and the above-mentioned rights, The Registrant has issued 1,100,000 shares of the Registrant's restricted Common Stock. Further, in consideration of the acquisition, the Registrant agreed to grant: a stock option to Balzac to purchase 750,000 common shares of the Registrant at a price of $11.00, exercisable for a period of five years from the date of grant; and, a stock option to Balzac to purchase 750,000 common shares of the Registrant at a price of $19.00, exercisable for a period of five years from the date of the grant. In addition, the Registrant and Balzac agreed to negotiate additional stock options for Balzac to purchase 750,000 common shares of the Registrant at a price of $28.00 and to purchase 750,000 common shares of the Registrant at a price of $38.00, at such time and upon such terms and conditions as the parties may mutually agree. Registrant agreed that it will not enter into any agreement, including but not limited to the dilution of its common shares, or any other action that may materially affect the common shares of the Registrant without first odtaining the written consent of Balzac, which consent shall not be unreasonable withheld. If and whenever additional common shares shall be issued by the Registrant, then the number of common shares subject to the options herein shall be proportionately adjusted so that Balzac's relative position in the Registrant will not be diluted. finally, as a part of this Agreement, Balzac shall have the right to name two persons to the Registrant's Board of Directors as long as Balzac owns any common shares in the Registrant.

             In addition, the Company acquired an exclusive license agreement for the sale of Balzac products in Australia for $800,000. The $800,000 is payable over five years based upon a formula of 60% of net profits from the sale of Balzac products.

 Item 6. Resignation of Registant's Directors.
             As a part of the Agreement discussed herein, Mr Harvey Rosenburg has tendered his resignation from the Board of Directors. A copy of his resignation is attached hereto. As of the date of this filing, the vacancy has not been filled. Further, Balzac has not named any Director to the Registrant's Board of Directors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
             Not Applicable

Item 8. Change in Fiscal Year.
             Not Applicable


                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autorized.




                           FIRST ENTERTAINMENT, INC.





                           By:A.B. Goldberg
                              ------------------
                              A.B. Goldberg
                              President



Dated: April 12, 1996